Exhibit 3.2


                                  State of Delaware

                           Office of the Secretary of State


                         -----------------------------------


               I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Merger, which merges:

               "ANMR/AMS Merger Corp.", a Delaware corporation,

               With and into "Advanced Mammography Systems, Inc." under the name "Advanced Mammography Systems, Inc., a corporation organized and existing under the laws of the state of Delaware, as received and filed in this office the tenth day of November, A.D. 1997, at 12 o'clock p.m.

               A certified copy of this certificate has been forwarded to the New Castle County Recorder of Deeds for recording.


                                         /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

          Authentication:     8750871
          Date                11-12-97

                                CERTIFICATE OF MERGER

                                          OF

                                ANMR/AMS MERGER CORP.
                               (A DELAWARE CORPORATION)

                                         INTO

                          ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                               (A DELAWARE CORPORATION)


                             (Pursuant to Section 251 of
                the General Corporation Law of the State of Delaware)


                    The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:


                    1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

               NAME                          STATE OF INCORPORATION
               ----                          ----------------------

          ANMR/AMS Merger Corp.                   Delaware
          Advanced Mammography Systems, Inc.      Delaware


                    2. An Agreement and Plan of Merger, dated June 23, 1997, among the Constituent Corporations and other party thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.


                    3. The name of the surviving corporation of the Merger is Advanced Mammography Systems, Inc. (the "Surviving
          Corporation"). ANMR/AMS Merger Corp. shall be the merging corporation.


                    4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation except that Article FOURTH thereof shall be amended to read in its entirety as follows:

                    "FOURTH:  The total number of shares of all classes
                     ------
               which the Corporation shall be authorized to issue is one thousand (1,000) shares, $ .01 par value, all of which shall be Common Stock."

                    5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 46 Jonspin Road, Wilmington, Massachusetts, 01887.

                    6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.

                    7. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.


                    IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 10th day of November, 1997.


                                        ANMR/AMS Merger Corp.


                                        BY: /s/ Jack Nelson
                                           ---------------------------
                                                  Jack Nelson,
                                                  Chairman of the Board


                                        ADVANCED MAMMOGRAPHY SYSTEMS, INC.


                                        BY: /s/ Jack Nelson
                                           ---------------------------
                                                  Jack Nelson,
                                                  Chairman of the Board


                                        ADVANCED NMR SYSTEMS, INC.


                                        BY: /s/ Jack Nelson
                                           ---------------------------
                                                  Jack Nelson
                                                  Chairman of the Board